UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

Commission File Number: 000-52728

NORTHPORT NETWORK SYSTEMS, INC.
(Name of small business issuer in its charter)

Washington	76-0674579
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite #4200, 601 Union Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206-652-3451)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into an Equity Agreement.

On May 11, 2010, Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), a wholly owned subsidiary of Northport Network Systems Inc., Inc. (the “Company”), entered into a definitive agreement with the 49% stockholder of Shenyang Ling Xiao Aviation Services Co., Ltd (“Ling Xiao”) to divest Dalian Northport’s 51% equity interest in Ling Xiao in exchange for the 49% stockholder returning to the Company 2,500,000 shares of common stock of the Company for nominal consideration. The 51% equity interest in Ling Xiao held by Dalian Northport was originally acquired on October 9, 2008 in exchange for 2,700,000 treasury shares of the Company that were issued to the 49% shareholder. Pursuant to the agreement, the effective date of the divestiture is April 1, 2010.

The operating results of Ling Xiao for the three months ended March 31, 2010 have been classified in the Company’s financial statements in its quarterly Form 10Q as discontinued operations, and prior period’s operating results have been reclassified to discontinued operations

SECTION 9 – FINANCIAL STATEMENTS AND EXHIITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. Share Transfer Agreement dated May 11, 2010 is attached as exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT NETWORK SYSTEMS, INC.

Date: May 14, 2010	By:	/s/ Jim Howell Qian
Jim Howell Qian
Chief Executive Officer

EXHBIT INDEX

Number	Document(s)	Location

10.1	Share Transfer Agreement dated May 11, 2010	Attached hereto and incorporated by reference herein